Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

HEARTLAND PAYMENT SYSTEMS, INC.

ARTICLE I

OFFICES; CORPORATE SEAL

Section 1.1 Offices. The Corporation shall have a registered office, a principal office and such other offices as the Board of Directors may determine.

Section 1.2 Corporate Seal. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Place and Time of Meetings. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2 Annual Meetings. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting, the stockholders shall elect directors to succeed all of the Corporation’s directors and shall transact such other business as may properly be brought before the meeting.

Section 2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may only be called by the Chairman of the Board or the Chief Executive Officer.

Section 2.4 Special Meetings Business. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.5 Quorum, Adjourned Meetings. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, either the

Chairman of the Board or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.6 Number of Votes Required. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.7 Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

Section 2.8 Director Nominations. Nominations for election to the Board of Directors must be made by the Board of Directors or by a committee appointed by the Board of Directors for such purpose or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations by stockholders must be preceded by notification in writing received by the secretary of the Corporation not less than one hundred fifty (150) days prior to any meeting of stockholders called for the election of directors. Such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:

(a) the name, age, residence, address, and business address of each proposed nominee and of each such person;

(b) the principal occupation or employment, the name, type of business and address of the Corporation or other organization in which such employment is carried on of each proposed nominee and of each such person;

(c) the amount of stock of the Corporation owned beneficially, either directly or indirectly, by each proposed nominee and each such person; and

(d) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the Corporation will or may be a party.

The chairman of the meeting shall have the authority to determine and declare to the meeting that a nomination not preceded by notification made in accordance with the foregoing procedure shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.8, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.8

Section 2.9 Business to be Conducted at Meetings. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

For business to be properly brought before any meeting by a stockholder pursuant to clause (c) above of this Section 2.9, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred fifty (150) days prior to the date of the meeting. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf of the proposal is made and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.9. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 2.9, and if such person should so determine, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.9.

Section 2.10 Organization. At each meeting of the stockholders, the Chairman of the Board, if any and in the absence of the Chairman of the Board, the chief executive officer, and in the absence the chief executive officer, the president and in the absence of the president, an officer or director of the Corporation chosen by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote shall act as chairman of the meeting; and the secretary of the Corporation or in his absence an assistant secretary or in his absence any person whom the chairman of the meeting shall appoint shall act as secretary of the meeting.

Section 2.11 Order of Business. The order of business at all meetings of the stockholders shall be determined by the chairman of the meeting, but such order of business may be changed by the vote of a majority in voting interest of those present or represented at such meeting and entitled to vote thereat.

Section 2.12 Inspectors of Election. At each meeting of the stockholders, the chairman of such meeting may appoint up to two inspectors of election to act. Each inspector of election so appointed shall first subscribe an oath or affirmation briefly to execute the duties of an inspector of election at such meeting with strict impartiality and according to the best of his ability, such inspectors of election, if any, shall take charge of the ballots at such meeting and after the balloting thereat on any question shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. An inspector of election need not be a stockholder of the Corporation, and any officer or employee of the Corporation may be an inspector of election on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.

Section 2.13 Notices of Meetings and Consents. Written notice of the annual meeting or a special meeting, stating the place, date and hour of such meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 2.14 Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 2.15 Written Action. Effective upon the closing of the Corporation’s initial public offering of securities pursuant to a registration statement filed under the Securities Act of 1933, as amended, the stockholders of the Corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting in accordance with these bylaws and the certificate of incorporation.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 General Powers. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders. Except as otherwise provided, the decision of the majority of the directors shall be controlling on all matters.

Section 3.2 Number, Qualification and Term of Office. The number of directors of this Corporation that shall constitute the whole board shall be determined by resolution of the Board of Directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. Directors need not be stockholders. Each director shall hold office until the annual meeting of stockholders next held after his election and until his successor is elected and qualified or until his earlier death, resignation or removal.

Section 3.3 Annual Meeting. As soon as practicable after each annual meeting of stockholders, the Board of Directors shall meet at the registered office of the Corporation, or at such other place previously designated by the Board of Directors, as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, for the transaction of such business as may come before the meeting. No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

Section 3.4 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and such place as shall be from time to time be determined by the Board of Directors.

Section 3.5 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the chief executive officer or the president on twelve (12) hours’ notice to each director either personally or by telephone, telegram, facsimile or electronic mail; special meetings shall be called by the Chairman of the Board, chief executive officer or the president or secretary in like manner and on like notice on the written request of a majority of the Board of Directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the Chairman of the Board, the chief executive officer, the president or the secretary in like manner and on like notice on the written request of the sole director. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

Section 3.6 Quorum. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.7 Vacancies. Any vacancy among the directors or increase in the authorized number of directors shall be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the annual meeting of stockholders next held after their election and until their successors are elected and qualified or until their earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3.8 Removal of Directors. Except as may otherwise be prohibited or restricted under the laws of the State of Delaware, the stockholders may, at any meeting called for the purpose, remove any director from office with or without cause, and may elect his successor.

Section 3.9 Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole board, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.10 Written Action. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all directors or committee members consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 3.11 Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.12 Conference Communications. Directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by means of a conference telephone conversation or other comparable communication technique whereby all persons participating in the meeting can hear and communicate to each other. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.12 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

ARTICLE IV

NOTICES

Section 4.1 Delivery Requirements. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice (except as provided in Section 3.5 of these bylaws), but such notice may be given in writing, by mail, addressed to such director or stockholder, at his/her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telephone, telegram, facsimile or electronic mail.

Section 4.2 Waivers. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 5.1 Number. The officers of the Corporation shall be chosen by the Board of Directors and shall be at least a chief executive officer, chief financial officer and a secretary. The Board of Directors may elect from among its members a Chairman of the Board. The Board of Directors may also choose a president, chief operating officer, treasurer and controller or one or more vice-presidents, assistant secretaries, assistant controllers and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

Section 5.2 Term of Office, Removal and Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed from office at any time by the affirmative vote of a majority of the Board of Directors with or without cause. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 5.3 Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the stockholders and directors and shall have such other duties and exercise such powers as may be prescribed, from time to time, by the Board of Directors and as may be provided by law. In the absence of the Chairman of the Board, the chief executive officer, and in the absence of the chief executive officer, the president, shall preside at all meetings of the stockholders and directors and shall have such other duties and exercise such powers as may be prescribed, from time to time, by the Board of Directors and as may be provided by law.

Section 5.4 Chief Executive Officer. The chief executive officer shall be the president of the Corporation unless such title is assigned to another officer of the Corporation; and in the absence of the Chairman of the Board he/she shall preside at all meetings of the stockholders and the Board of Directors; he/she shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 5.5 Absence of Chief Executive Officer. In the absence of the chief executive officer or in the event of his/her inability or refusal to act, the president, if any, shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer. The president shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.6 Powers of Chief Executive Officer, President and Vice Presidents. The chief executive officer, president or any vice president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 5.7 Absence of President. In the absence of the president or in the event of his/her inability or refusal to act, the vice-president, if any, (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.8 Secretary. The secretary or his or her designee shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors and shall cause such records to be kept in a book kept for that purpose and shall perform like duties for the standing committees when required. He/she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, chief executive officer or president, under whose supervision he/she shall be. He/she shall have custody of the corporate seal of the Corporation and he/she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his/her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his/her signature.

Section 5.9 Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his/her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 5.10 Chief Financial Officer. The chief financial officer shall be the chief financial officer and treasurer of the Corporation and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

Section 5.11 Chief Financial Officer Duties. The chief financial officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his/her transactions as treasurer and of the financial condition of the Corporation.

Section 5.12 Chief Financial Officer Powers. Along with the chief executive officer, the president or any vice president, the chief financial officer shall be authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 5.13 Chief Financial Officer Bond. If required by the Board of Directors, the chief financial officer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his/her office and for the restoration to the Corporation, in case of his/her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his/her possession or under his/her control belonging to the Corporation.

Section 5.14 Controller. The controller shall, in the absence of the chief financial officer or in the event of his/her inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.15 Treasurer. Notwithstanding anything herein to the contrary, the Board of Directors shall be entitled to assign the title of treasurer to an officer of the Corporation other than the chief financial officer, in which case the treasurer shall perform such duties and have such powers (which may include some or all of the duties and powers enumerated above for the chief financial officer) as the Board of Directors may from time to time prescribe.

Section 5.16 Duties of Other Officers/Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 5.17 Compensation. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or any committee established by the Board of Directors for such purpose. The salaries of agents of the Corporation shall, unless fixed by the Board of Directors, be fixed by the president or any vice-president of the Corporation.

Section 5.18 Authority to sign Checks or Demands for Money and Notes. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

ARTICLE VI

SHARES AND THEIR TRANSFER

Section 6.1 Certificates for Stock. Every holder of stock in the Corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares in the Corporation owned by him. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed by the Chairman of the Board of Directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares represented by such certificate. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such certificate shall have been so canceled, except in cases provided for in the bylaws. Book-entry ownership of stock in the Corporation is specifically authorized, permitted and allowed.

Section 6.2 Issuance of Stock. The Board of Directors is authorized to cause to be issued stock of the Corporation up to the full amount authorized by the certificate of incorporation in such amounts and for such consideration as may be determined by the Board of Directors. No shares shall be allotted except in consideration of cash, labor, personal property, or real property, or leases thereof, or of an amount transferred from surplus to stated capital upon a share dividend. At the time of such allotment of stock, the Board of Directors shall state its determination of the fair value to the Corporation in monetary terms of any consideration other than cash for which shares are allotted. Stock so issued shall be fully paid and nonassessable. The amount of consideration to be received in cash or otherwise shall not be less than the par value of the shares so allotted. Treasury shares may be disposed of by the Corporation for such consideration, expressed in dollars, as may be fixed by the Board of Directors.

Section 6.3 Partly Paid Stock. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

Section 6.4 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 6.5 Loss of Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 6.6 Facsimile Signatures. Whenever any certificate is countersigned by a transfer agent or by a registrar other than the Corporation or its employee, then the signatures of the officers or agents of the Corporation may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on any such certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation as though the person who signed such certificate or whose facsimile signature or signatures had been placed thereon were such officer, transfer agent or registrar at the date of issue.

Section 6.7 Classes and Series of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.8 Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.9 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

DIVIDENDS, SURPLUS, ETC.

Section 7.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 7.2 Use of Surplus, Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

BOOKS AND RECORDS; FISCAL YEAR

Section 8.1 Books and Records. The Board of Directors shall cause to be kept: (a) a share ledger which shall be a charge of an officer designated by the Board of Directors; (b) records of all proceedings of stockholders and directors; and (c) such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

Section 8.2 Annual Report. The Board of Directors shall cause to be filed with the Delaware Secretary of State in each year the annual report required by law.

Section 8.3 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

ARTICLE IX

INDEMNIFICATION

Section 9.1 Indemnification. The Corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify any director made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director of the Corporation or a predecessor corporation or, at the Corporation’s request, a director or officer of another corporation, provided, however, that the Corporation shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the Board of Directors. The indemnification provided for in this Article IX shall: (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director, and (iii) inure to the benefit of the heirs, executors and administrators of such a person. The Corporation’s obligation to provide indemnification under this Article IX shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

Section 9.2 Expenses. Expenses incurred by a director of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he/she is or was a director of the Corporation (or was serving at the Corporation’s request as a director or officer of another corporation) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he/she is not entitled to be indemnified by the Corporation as authorized by relevant sections of the General Corporation Law of Delaware. Notwithstanding the foregoing, the Corporation shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the Corporation and approved by a majority of the Board of Directors which alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent’s fiduciary or contractual obligations to the Corporation or any other willful and deliberate breach in bad faith of such agent’s duty to the Corporation or its stockholders.

Section 9.3 Contract Right. The foregoing provisions of this Section VIII shall be deemed to be a contract between the Corporation and each director who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

Section 9.4 Indemnification of Non-Directors. The Board of Directors in its discretion shall have power on behalf of the Corporation to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he, his/her testator or intestate, is or was an officer or employee of the Corporation.

Section 9.5 Indemnification of “Fiduciaries” of Employee Benefit Plans. To assure indemnification under this Article IX of all directors, officers and employees who are determined by the Corporation or otherwise to be or to have been “fiduciaries” of any employee benefit plan of the Corporation which may exist from time to time, Section 145 of the General Corporation Law of Delaware shall, for the purposes of this Article IX, be interpreted as follows: an “other enterprise” shall be deemed to include such an employee benefit plan, including without limitation, any plan of the Corporation which is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,” as amended from time to time; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his/her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines.”

ARTICLE X

MISCELLANEOUS

Section 10.1 Periods of Time. During any period of time prescribed by these bylaws, the date from which the designated period of time begins to run shall not be included, and the last day of the period so computed shall be included.

Section 10.2 Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the Corporation (a) to attend and to vote at any meeting of security holders of other corporations in which the Corporation may hold securities; (b) to execute any proxy for such meeting on behalf of the Corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of the Corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the chief executive officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

Section 10.3 Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the Corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the Corporation and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

ARTICLE XI

AMENDMENTS

Section 11.1 These bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of holders of at least 66-2/3% vote of the outstanding voting stock of the Corporation. These bylaws may also be altered, amended or repealed or new bylaws may be adopted by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation. The foregoing may occur at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors, subject to the notice requirements set forth herein. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

Adopted as of August 10, 2005 and amended as of July 30, 2007

CERTIFICATE OF ADOPTION BY THE

SECRETARY OF

HEARTLAND PAYMENT SYSTEMS, INC.

The undersigned, Charles H.N. Kallenbach, hereby certifies that he is the duly elected and acting Secretary of Heartland Payment Systems, Inc., a Delaware corporation (the “Corporation”), and that the Amended and Restated Bylaws, as amended by the Board of Directors on July 30, 2007, attached hereto constitute the bylaws of said Corporation as duly adopted by the Board of Directors of the Corporation and as in effect on the date hereof.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this 6 th day of March, 2008.

/s/ Charles H.N. Kallenbach
Charles H.N. Kallenbach
Secretary